EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in his capacity as the Chief Executive Officer, Director and Chairman of the Board of PASW, Inc., provides the following certifications required by 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, and 17 C.F.R. section 240.13a-14.

Certification of Chairman:

I, Glenn P. Russell, Chief Executive Officer, Director and Chairman of the Board of PASW, Inc., certify that:

1.    I have reviewed this annual report on Form 10-K of PASW, Inc.;

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: March 31, 2003

/s/ GLENN P. RUSSELL Glenn P. Russell Chief Executive Officer, Director and Chairman of the Board